UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2015

Entegra Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.      Termination of a Material Written Agreement

On February 12, 2015, Entegra Financial Corp. (the “Company”) received notice that its primary federal regulator, the Federal Reserve Bank of Richmond (the “Reserve Bank”), had terminated a Written Agreement put in place on July 20, 2012. The termination of the Written Agreement was effective as of November 13, 2014. The Written Agreement was replaced with an informal supervisory agreement that requires, among other things, obtaining written approval from the Reserve Bank prior to the payment of dividends by the Company or interest on the Company’s trust preferred securities. In addition, the Company must obtain approval from the Reserve Bank prior to purchasing or redeeming shares of its common stock or incurring any additional indebtedness.

As previously disclosed, on December 29, 2014, after receiving regulatory approval, the Company brought current the interest payments due on the Company’s trust preferred securities, and notified the trustee of the trust preferred securities that it was ending its deferral of interest payments and would resume making future quarterly interest payments. However, such future payments remain subject to regulatory approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: February 17, 2015	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer